UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2008

Compliance Systems Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-131862	20-4292198
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

90 Pratt Oval, Glen Cove, New York	11542
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 674-4545

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d---2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Effective as of January 29, 2008, Compliance Systems Corporation, a Nevada corporation (the “Corporation”), issued a total of 2,756,757 shares of the common stock, par value $0.001 per share (the “Common Stock”), of the Corporation to YA Global Investments, L.P. (f/k/a Cornell Capital Partners, L.P.) (“YA Global”), in connection with the cashless exercise in full of the warrant (the “Warrant”) to purchase 3,000,000 shares of Common Stock issued to YA Global on September 24, 2007. As a result of the exercise of the Warrant, the Corporation has fully satisfied all of its obligations under the Warrant. In addition, as a result of the exercise of the Warrant, YA Global and its affiliates no longer hold of record (nor, to the Corporation’s knowledge, beneficially own) any securities of the Corporation convertible into or exercisable for additional shares of Common Stock. The Corporation believes the issuance of the 2,756,757 shares of Common Stock to YA Global was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), by reason of the exemption from registration granted under Section 4(2) of the Securities Act, due to the fact that the issuance of the shares was conducted pursuant to transactions not involving any public offering.

Item 9.01 Financial Statements and Exhibits.

Set forth below is a list of exhibits to this Current Report on Form 8-K:

Exhibit
Number	Description
10.1	Warrant to Purchase Common Stock, dated September 24, 2007, registered in the name of YA Global Investments, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2008	Compliance Systems Corporation

	By:	/s/ Dean R. Garfinkel
Dean R. Garfinkel, President